Exhibit 4

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership of shares of common stock, $0.01 par value, of Transport Corporation of America, Inc., a Minnesota corporation.

Dated: November 7, 2005

GOLDNER HAWN JOHNSON & MORRISON INCORPORATED

	By:	/s/ Van Zandt Hawn
Name: Van Zandt Hawn
Title: Director and Managing Director of

PATRIOT HOLDING CORP.

	By:	/s/ Van Zandt Hawn
Name: Van Zandt Hawn
Title: Chairman, CEO and President

PATRIOT ACQUISITION CORP.

	By:	/s/ Van Zandt Hawn
Name: Van Zandt Hawn
Title: Chairman, CEO and President